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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2000.

                                                      REGISTRATION NO. 333-64573
                                                      REGISTRATION NO. 333-37338
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8/A-1
             Registration Statement Under the Securities Act of 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  38-1794485
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                   21001 Van Born Road, Taylor, Michigan 48180
               (Address of Principal Executive Offices) (Zip Code)

              MASCO CORPORATION 1991 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                     (Name and Address of Agent for Service)

                                 (313) 274-7400
           (Telephone no., including area code, of agent for service)








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                                  INTRODUCTION

         Masco Corporation (the "Company" or "Registrant") previously filed Registration Statement Nos. 333-64573 and 333-37338 on Form S-8 (the "Registration Statements"), registering 30,000,000 shares of Company common stock, par value $1.00 (the "Common Stock"), for issuance under the Masco Corporation 1991 Long Term Stock Incentive Plan (the "Plan"). By this amendment, pursuant to General Instruction C.1.(a) of Form S-8, the Registrant amends the Registration Statements to include a Prospectus relating to reoffers and resales of up to 162,162 shares of Common Stock acquired pursuant to the Plan by the Selling Stockholder named therein. The contents of the Registration Statements are incorporated herein by reference.








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PROSPECTUS

                                 162,162 SHARES

                                MASCO CORPORATION

                                  COMMON STOCK

                       ----------------------------------


                           This prospectus covers 162,162 shares of Masco
                  Corporation common stock that may be offered and sold by a certain stockholder of Masco Corporation. Masco will not receive any proceeds from these sales, but will pay its own expenses for registering the shares to be sold.

                           Masco Corporation common stock is traded on the New
                  York Stock Exchange under the symbol "MAS".

                           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                  ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is July 12, 2000.





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No person is authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering described herein.

                                MASCO CORPORATION

              Masco manufactures and sells home improvement and building products, with emphasis on brand name products holding leadership positions in their markets. Masco's principal product and services groups are kitchen and bath products (primarily faucets and cabinets, but including other products for the kitchen and bath), architectural coatings, and builders' hardware and other specialty products and services. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and home building industries. Masco's operations consist of two business segments, North America and International. Approximately 81% of Masco's sales are from operations in North America (primarily in the United States). International operations, currently in 13 countries (principally in Europe), comprise the balance.

              Masco's principal executive offices are located at:

                           21001 Van Born Road
                           Taylor, Michigan 48180
                           Telephone:  313-274-7400

                               SELLING STOCKHOLDER

         The selling stockholder is Raymond F. Kennedy, the President, Chief Operating Officer and a Director of Masco. By virtue of Mr. Kennedy's positions as President, Chief Operating Officer and a Director of Masco, and his beneficial ownership of 1,598,048 shares of common stock, Mr. Kennedy may be deemed to be an affiliate of Masco.

         The 162,162 shares of Masco common stock offered by the selling stockholder pursuant to this Prospectus represent a portion of the shares acquired pursuant to the Executive Stock Purchase Program ("ESPP") established under the Company's 1991 Long Term Stock Incentive Plan. These shares are being sold to one or more of his children in furtherance of his estate planning. After this offering, the selling stockholder will beneficially own 1,435,686 shares of common stock.







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                              PLAN OF DISTRIBUTION

              The selling stockholder is selling 162,162 shares of Masco common stock acquired under the ESPP to one or more of his children in exchange for their agreement to reimburse the selling stockholder for amounts he is obligated to pay for such shares under the terms of the ESPP. Masco understands the selling stockholder's children do not have any present intention to resell these shares. Masco will pay its own costs and expenses for registering the shares to be sold by the selling stockholder.


                                     EXPERTS

              The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Masco files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Masco files at the SEC's Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. Masco's SEC filings are also available to you at the SEC's Web site at http:/www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows Masco to "incorporate by reference" the information it files with the SEC, which means that Masco can disclose important information to you by referring you directly to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information that Masco files with the SEC in the future will automatically update and supersede information contained in this prospectus. Masco incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder has sold all of the common stock offered by this prospectus.

     -   Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     -   Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.



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     -   Proxy Statement dated April 24, 2000, in connection with the Annual
         Meeting of Stockholders held on May 17, 2000.

     -   Current Report on Form 8-K filed with the SEC June 14, 2000.

     - The description of Masco common stock contained in the amendment on Form 8 dated May 22, 1991 to its registration statement on Form 8-A and the description of Masco preferred stock purchase rights contained in the amendment on Form 8-A 12B/A dated March 18, 1999 to its registration statement on Form 8-A.

         You may obtain free copies of any of these documents, by writing to or telephoning us at the following address or by visiting Masco's web site at http://www.masco.com. However, the information on the web site is not a part of this prospectus.

                           Samuel A. Cypert
                           Investor Relations
                           Masco Corporation
                           21001 Van Born Road
                           Taylor, Michigan 48180
                           Telephone:  313-274-7400



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                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS.


ITEM 8.  EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit 4(a)               Restated Certificate of Incorporation of Masco
                           Corporation and amendments thereto. Incorporated herein by reference to the Exhibits filed with Masco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

Exhibit 4(b)               Bylaws of Masco Corporation, as amended on May 19,
                           1993. Incorporated herein by reference to the Exhibits filed with Masco's Annual Report on Form
                           10-K for the year ended December 31, 1998.

Exhibit 4(c) Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent (incorporated herein by reference to the Exhibits filed with Masco's Annual Report on Form
                           10-K for the year ended December 31, 1995), as amended by Amendment No. 1 dated as of September 23, 1998 (incorporated by reference to the Exhibits filed with Masco's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

*Exhibit 5                 Opinion of John R. Leekley.

*Exhibit 23.a              Consent of PricewaterhouseCoopers LLP relating to the
                           consolidated financial statements and financial
                           statement schedule of Masco Corporation.

*Exhibit 23.b              Consent of PricewaterhouseCoopers LLP relating to the
                           consolidated financial statements and financial
                           statement schedule of MascoTech, Inc.

*Exhibit 23.c              Consent of John R. Leekley, which is included as part
                           of Exhibit 5.

Exhibit 99.a               Masco Corporation 1991 Long Term Stock Incentive Plan
                           (amended and restated July 10, 1998). (Incorporated by reference to the Exhibits filed with the Company's
                           Annual Report on Form 10-K for the year ended
                           December 31, 1999.)

Exhibit 99.b               Masco Corporation 1991 Long Term Stock Incentive Plan
                           (amended and restated May 17, 2000). (Incorporated by reference to the Exhibits filed with the Registration
                           Statement on Form S-8, Registration No. 333-37338.)


--------------------
* Filed herewith




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, State of Michigan, on the 12th day of July, 2000.

                                        MASCO CORPORATION


                                        By  /s/ Richard A. Manoogian
                                           -------------------------------------
                                              Richard A. Manoogian
                                              Chairman of the Board and
                                              Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                  TITLE                                     DATE


PRINCIPAL EXECUTIVE OFFICER:


/s/ Richard A. Manoogian                           Chairman and Chief Executive                  July 12, 2000
--------------------------------------------       Officer and Director
     Richard A. Manoogian



PRINCIPAL FINANCIAL OFFICER:


     Richard G. Mosteller*                         Senior Vice President - Finance               July 12, 2000
----------------------------------------
     Richard G. Mosteller


PRINCIPAL ACCOUNTING OFFICER:


     Robert B. Rosowski*                           Vice President - Controller and               July 12, 2000
-----------------------------------                Treasurer
     Robert B. Rosowski


     Raymond F. Kennedy*                           President and Chief                           July 12, 2000
-----------------------------------                Operating Officer and Director
     Raymond F. Kennedy




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

     Thomas G. Denomme*                            Director                                      July 12, 2000
-------------------------------
     Thomas G. Denomme


     Joseph L. Hudson, Jr.*                        Director                                      July 12, 2000
----------------------------------
     Joseph L. Hudson, Jr.


     Verne G. Istock*                              Director                                      July 12, 2000
----------------------------------
     Verne G. Istock


     Mary Ann Krey*                                Director                                      July 12, 2000
---------------------------------
     Mary Ann Krey


     Wayne B. Lyon*                                Director                                      July 12, 2000
---------------------------------
     Wayne B. Lyon


     John A. Morgan*                               Director                                      July 12, 2000
--------------------------------------
     John A. Morgan


     Arman Simone*                                 Director                                      July 12, 2000
------------------------------------
     Arman Simone


     Peter W. Stroh*                               Director                                      July 12, 2000
-----------------------------------------
     Peter W. Stroh


*By /s/ Richard A. Manoogian
-----------------------------------------
      Richard A. Manoogian
       Attorney in Fact




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                                INDEX TO EXHIBITS


EXHIBIT
  NO.                                   DESCRIPTION

4.a Restated Certificate of Incorporation of the Company and amendments thereto. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)

4.b Bylaws of the Company, as amended. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form
                  10-K for the year ended December 31, 1998.)

4.c               Rights Agreement dated as of December 6, 1995, between Masco
                  Corporation and The Bank of New York, as Rights Agent.
                  (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1995) and Amendment No. 1 to Rights Agreement dated as of September 23, 1998. (Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form
                  10-Q for the quarter ended September 30, 1998.)

*5                Opinion of John R. Leekley.

*23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of the Company.

*23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of MascoTech, Inc.

*23.c             Consent of John R. Leekley, which is included as part of
                  Exhibit 5.

99.a Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated July 10, 1998). (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1999.)

99.b Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated May 17, 2000). (Incorporated by reference to the Exhibits filed with the Registration Statement on Form S-8,
                  Registration No. 333-37338.)


---------------
*Filed herewith.




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